Exhibit 99.1

For Immediate Release

MOVIE GALLERY ANNOUNCES EXECUTIVE VICE PRESIDENT

WILL BE LEAVING THE COMPANY

DOTHAN, Ala., August 29, 2008 – Movie Gallery, Inc. (“Movie Gallery”) announced that Thomas D. Johnson, Jr. will be leaving the Company today. As previously announced on July 23, 2008, Lucinda (“Cindy”) M. Baier has been named Executive Vice President and Chief Financial Officer of Movie Gallery, reporting directly to C.J. (“Gabe”) Gabriel, Jr., the Company’s President and Chief Executive Officer.

Johnson joined Movie Gallery in April 2004 and served as the Company’s Chief Financial Officer from June 1, 2006 through July 27, 2008, and as the Company’s Executive Vice President from June 1, 2006 through August 29, 2008.

C.J. “Gabe” Gabriel, President and Chief Executive Officer of Movie Gallery, stated, “Thomas has been a valued member of our senior management team and we thank him for his significant contributions to the Company over the last four years. We wish him all the best in his future endeavors.”

Thomas Johnson stated, “I am proud to have been associated with Movie Gallery and continue to believe in its great potential. I have reached a point in my career where I have the unique opportunity to pursue new challenges and I am looking forward to doing so.”

About Movie Gallery

The Company is the second largest North American video rental company with approximately 3,300 stores located in all 50 U.S. states and Canada operating under the brands Movie Gallery, Hollywood Video and Game Crazy. Since Movie Gallery’s initial public offering in August 1994, the Company has grown from 97 stores to its present size through acquisitions and new store openings. For more information about the Company, please visit our website: www.moviegallery.com.

Forward-looking Statements

This press release, as well as other statements made by Movie Gallery may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the risks and uncertainties associated with the ability to successfully implement Movie Gallery’s Second Amended Plan of Reorganization, as confirmed; (ii) the ability of the Company to operate subject to the terms of the Company’s existing financing obligations; (iii) the direct or indirect effects on our business of our impaired credit; (iv) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (v) the Company’s ability to maintain contracts and leases that are critical to its operations; (vi) the ability of the Company to execute its business plans and strategy, including the operational restructuring initially announced in 2007, and to do so in a timely fashion; (vii) the ability of the Company to attract, motivate and/or retain key executives and associates; (viii) general economic or business conditions affecting the video and game rental and sale industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (ix) increased competition in the video and game rental and sale industry; and (x) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof. Other risk factors are listed from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent reports filed with the Securities and Exchange Commission. Movie Gallery disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Contacts:

Analysts and Investors: Ted Ceglia, Movie Gallery, Inc., 503-570-1950

Media: Andrew B. Siegel of Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449

###